Exhibit 10.1

FIRST AMENDMENT TO EMPLOYEE MATTERS AGREEMENT

This First Amendment (this “Amendment”) to the Employee Matters Agreement by and among Raytheon Technologies Corporation (formerly United Technologies Corporation) (“Parent”), Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”) dated as of April 2, 2020 (the “EMA”) is entered into as of May 22, 2020.

WHEREAS, Parent, Carrier and Otis entered into the EMA in connection with the separation (the “Separation”) of Parent, Carrier and Otis into three independent publicly traded companies (all capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the EMA);

WHEREAS, Section 9.07 of the EMA, through its incorporation by reference of Section 10.14 of the Separation and Distribution Agreement by and among Parent, Carrier and Otis, dated as of April 2, 2020 (the “Separation Agreement”), provides that no provision of the EMA may be amended unless such amendment is in writing and signed by the authorized representatives of the Parties against whom it is sought to enforce such amendment;

WHEREAS, Article IV of the EMA provides for the adjustment of certain equity compensation awards and deferred stock units relating to UTC Shares (such awards, the “Parent Concentrated Awards”) in connection with the Separation such that those awards continue to relate solely to UTC Shares after the Separation using a specified ratio that is based on the pre-Separation value of a UTC Share and the post-Separation value of a UTC Share, measured in accordance with the methodology specified in the EMA;

WHEREAS, Parent desires to revise the measurement methodology, with respect to Parent Concentrated Awards, for the post-Separation value of a UTC Share used in such adjustment ratio in light of the unusual market volatility in the five Trading Sessions following the Separation; and

WHEREAS, such revision is enforceable only against Parent.

NOW, THEREFORE, effective as of the Effective Time, the EMA is hereby amended as follows:

1.          The definition of the following term set forth in Section 1.01 of the EMA is restated in its entirety as follows:

“UTC Post-Separation Stock Value” means the simple average of the volume-weighted average per share price of UTC Shares trading on the Applicable Exchange during each of the two (2) consecutive full Trading Sessions occurring immediately after the third full Trading Session after the Effective Time; provided, that the UTC Post-Separation Stock Value shall instead refer to the opening per share trading price of a UTC Share on the Applicable Exchange during the first full Trading Session occurring immediately after the Effective Time with respect to (a) UTC Option Awards that are adjusted pursuant to Section 4.02(b)(i), (b) UTC SAR Awards that are adjusted pursuant to Section 4.02(d)(i), (c) UTC RSU Awards that are adjusted pursuant to Section 4.02(e)(i), (d) UTC PSU Awards that are adjusted pursuant to Section 4.02(f)(i), (e) UTC Shares notionally credited to participants’ accounts under each Retained Deferred Compensation Plan that are adjusted pursuant to Section 6.01, and (f) UTC Shares notionally credited to the account of each participant in a UTC Bifurcated Deferred Compensation Plan immediately following the Effective Time that are adjusted pursuant to Section 6.02(c); provided, further, that the first proviso to this definition shall not apply to any UTC Award to the extent that such application could result in material adverse tax consequences to the holder of such UTC Award, as determined by UTC.”

2.           Except as expressly modified by this Amendment, the EMA shall remain in full force and effect.

3.          Article X of the Separation Agreement (other than Section 10.19 (Ancillary Agreements)) is incorporated herein by reference and shall apply to this Amendment as if set forth herein mutatis mutandis.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Employee Matters Agreement as of the date set forth above.

RAYTHEON TECHNOLOGIES CORPORATION

By:	/s/ Frank R. Jimenez
Name:	Frank R. Jimenez
Title:	Executive Vice President and General Counsel